Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Second Quarter Net Income of $2.098 Billion

●	Quarterly earnings rise 17% on increase in net sales of 9%.
●	Market conditions and industry fundamentals support continuation of robust environment.
●	Full-year earnings forecast increased to $7.0 to $7.4 billion, including special items.

MOLINE, Illinois (May 20, 2022) — Deere & Company reported net income of $2.098 billion for the second quarter ended May 1, 2022, or $6.81 per share, compared with net income of $1.790 billion, or $5.68 per share, for the quarter ended May 2, 2021. For the first six months of the year, net income attributable to Deere & Company was $3.001 billion, or $9.72 per share, compared with $3.013 billion, or $9.55 per share, for the same period last year.

Net sales and revenues increased 11 percent, to $13.370 billion, for the second quarter of 2022 and rose 8 percent, to $22.939 billion, for six months. Net sales were $12.034 billion for the quarter and $20.565 billion for six months, compared with $10.998 billion and $19.049 billion last year.

“Deere’s second-quarter performance reflected a continuation of strong demand even as we face supply-chain pressures affecting production levels and delivery schedules,” said John C. May, chairman and chief executive officer. “Deere employees, suppliers, and dealers are working hard to address these challenges. We are proud of their extraordinary efforts to get products to our customers as soon as possible under the challenging circumstances.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2022 is forecast to be in a range of $7.0 billion to $7.4 billion, which includes a net $220 million gain from special items in the second quarter of 2022. For further details on special items, see Note 1 of the press release financial statements.

“Looking ahead, we believe demand for farm equipment will continue benefiting from positive fundamentals in spite of availability concerns and inflationary pressures affecting our customers’ input costs,” May said. “The company’s smart industrial strategy and recently announced Leap Ambitions are focused on helping customers manage higher costs and increasingly scarce inputs, while improving their yields, through the use of our integrated technologies.”

Deere & Company	Second Quarter			Year to Date
$ in millions, except per share amounts	2022	2021	% Change	2022	2021	% Change
Net sales and revenues	$13,370	$12,058	11%	$22,939	$21,170	8%
Net income	$2,098	$1,790	17%	$3,001	$3,013
Fully diluted EPS	$6.81	$5.68		$9.72	$9.55

Results for the second quarter of 2022 and year-to-date periods of 2022 and 2021 were impacted by special items. For further details, see Note 1 of the press release financial statements.

Production & Precision Agriculture	Second Quarter
$ in millions	2022	2021	% Change
Net sales	$5,117	$4,529	13%
Operating profit	$1,057	$1,007	5%
Operating margin	20.7%	22.2%

Production and precision agriculture sales increased for the quarter due to price realization and higher shipment volumes. Operating profit rose primarily due to price realization and higher shipment volumes / sales mix. These items were partially offset by higher production costs, higher research and development and selling, administrative, and general expenses, and impairments related to events in Russia / Ukraine.

Production & Precision Agriculture Operating Profit

Second Quarter 2022 compared to Second Quarter 2021

$ in millions

$1,007
$212
$502
$62
$24
($627)
($58)
($46)
($19)
$1,057
Second Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2022

Small Agriculture & Turf	Second Quarter
$ in millions	2022	2021	% Change
Net sales	$3,570	$3,390	5%
Operating profit	$520	$648	-20%
Operating margin	14.6%	19.1%

Small agriculture and turf sales for the quarter increased due to price realization partially offset by the unfavorable impact of currency translation. Operating profit decreased primarily due to higher production costs, a less-favorable sales mix, and higher selling, administrative, and general and research and development expenses. These items were partially offset by price realization.

Small Agriculture & Turf Operating Profit

Second Quarter 2022 compared to Second Quarter 2021

$ in millions

$648
($42)
$277
($5)
$8
($330)
($35)
($1)
$0
$520
Second Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2022

Construction & Forestry	Second Quarter
$ in millions	2022	2021	% Change
Net sales	$3,347	$3,079	9%
Operating profit	$814	$489	66%
Operating margin	24.3%	15.9%

Construction and forestry sales moved higher for the quarter primarily due to price realization and higher shipment volumes, partially offset by the unfavorable impact of currency translation. Operating profit increased due to a non-cash gain on the remeasurement of the previously held equity investment in the Deere-Hitachi joint venture and price realization. These items were partially offset by higher production costs, impairments related to the events in Russia / Ukraine, and a less-favorable product mix.

Construction & Forestry Operating Profit

Second Quarter 2022 compared to Second Quarter 2021

$ in millions

$489
($6)
$303
$9
$19
($237)
($15)
$279
($27)
$814
Second Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2022

Financial Services	Second Quarter
$ in millions	2022	2021	% Change
Net income	$208	$222	-6%

The decrease in financial services net income for the quarter was mainly due to higher reserves for credit losses related to the events in Russia / Ukraine, partially offset by income earned on a higher average portfolio. The prior year also benefited from a favorable adjustment to the provision for credit losses.

Industry Outlook for Fiscal 2022
Agriculture & Turf
U.S. & Canada:
Large Ag	Up ~ 20%
Small Ag & Turf	~ Flat
Europe	Up ~ 5%
South America (Tractors & Combines)	Up ~ 10%
Asia	Down moderately

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up ~ 10%
Compact Construction Equipment	Flat to Up 5%
Global Forestry	Flat to Up 5%
Global Roadbuilding	Flat to Up 5%

Deere Segment Outlook for Fiscal 2022		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 25 to 30%	-1%	+13%
Small Ag & Turf	Up ~ 15%	-3%	+8%
Construction & Forestry	Up 10 to 15%	-2%	+9%

Financial Services	Net Income	$ 870

Financial Services. Full-year 2022 results are expected to be slightly lower than fiscal 2021 due to a higher provision for credit losses and higher selling, administrative, and general expenses. These factors are expected to be partially offset by income earned on a higher average portfolio.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Second Quarter			Year to Date
$ in millions	2022	2021	% Change	2022	2021	% Change
Revenue	$651	$675	-4%	$1,294	$1,332	-3%
Net income	$159	$177	-10%	$348	$344	1%
Ending portfolio balance				$42,543	$40,613	5%

Results in the quarter decreased due to a higher provision for credit losses and less-favorable financing spreads, partially offset by income earned on a higher average portfolio. For the year-to-date period, net income rose mainly due to income earned on a higher average portfolio and improvement on operating-lease residual values, partially offset by a higher provision for credit losses and less-favorable financing spreads. The prior year also benefited from a favorable adjustment to the provision for credit losses.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the sections entitled “Company Outlook & Summary,” “Industry Outlook,” and “Deere Segment Outlook,” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations, generally, while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events. Except as required by law, the company undertakes no obligation to update or revise its forward-looking statements. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the company’s most recent Annual Report on Form 10-K and the company’s subsequent Quarterly Reports on Form 10-Q).

Factors Affecting All Lines of Business

All of the company’s businesses and their results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; changing interest rates; inflation and deflation rates; changes in weather and climate patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts, including the current military conflict between Russia and Ukraine; natural disasters; and the spread of major epidemics or pandemics (including the COVID-19 pandemic).

Significant changes in market liquidity conditions, changes in the company’s credit ratings, and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows. Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and purchase decisions, financing and repayment practices, and the number and size of customer delinquencies and defaults. A debt crisis in Europe, Latin America, or elsewhere could negatively impact currencies, global financial markets, funding sources and costs, asset and obligation values, customers, suppliers, and demand for equipment. The company’s investment management activities could be impaired by changes in the equity, bond, and other financial markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, access to capital, expenses, and results include changes in, uncertainty surrounding, and the impact of governmental trade, banking, monetary, and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs, governmental programs, policies, and tariffs for the benefit of certain industries or sectors; retaliatory actions to such changes in trade, banking, monetary, and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health, and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws, and regulations and company actions related thereto; changes to and compliance with privacy, banking, and other regulations; changes to and compliance with economic sanctions and export controls laws and regulations; and compliance with U.S. and foreign laws when expanding to new markets and otherwise.

Other factors that could materially affect the company’s results and operations include security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the company and its suppliers and dealers; security breaches with respect to the company’s products; production, design, and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights, whether through theft, infringement, counterfeiting, or otherwise; the availability and prices of strategically sourced materials, components, and whole goods; delays or disruptions in the company’s supply chain, including work stoppages or disputes by suppliers with their unionized labor; the failure of customers, dealers, suppliers, or the company to comply with laws, regulations, and company policy pertaining to employment, human rights, health, safety, the environment, sanctions, export controls, anti-corruption, privacy and data protection, and other ethical business practices; introduction of legislation that could affect the company’s business model and intellectual property, such as right to repair or right to modify; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits, or other legal proceedings; start-up of new plants and products; the success of new product initiatives or business strategies; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity, and speed needed to support technology solutions; oil and energy prices, supplies, and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices, especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts, including work stoppages and other disruptions; changes in the ability to attract, develop, engage, and retain qualified personnel; acquisitions and divestitures of businesses; greater-than-anticipated transaction costs; the integration of acquired businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures, or divestitures; the inability to deliver precision technology and agricultural solutions to customers; and the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts.

COVID-19

Uncertainties related to the continued effects of the COVID-19 pandemic have adversely affected and may continue to affect the company’s business and outlook. These uncertainties include, among other things: the duration and impact of any resurgence in COVID-19; disruptions in the supply chain, including those caused by industry capacity constraints, material availability, and global logistics delays and constraints arising from, among other things, the transportation capacity of ocean shipping containers, and continued disruptions in the operations of one or more key suppliers, or the failure of any key suppliers; an increasingly competitive labor market due to a sustained labor shortage or increased turnover caused by the COVID-19 pandemic; the sustainability of the economic recovery from the pandemic remains unclear and significant volatility could continue for a prolonged period.

Agricultural Equipment Operations

The company’s agricultural equipment operations are subject to a number of uncertainties, including certain factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products; world grain stocks; soil conditions; harvest yields; prices for commodities and livestock; crop and livestock production expenses; availability of fertilizer; availability of transport for crops; trade restrictions and tariffs; global trade agreements; the level of farm product exports; the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production); real estate values; available acreage for farming; changes in government farm programs and policies; international reaction to such programs; changes in and effects of crop insurance programs; changes in environmental regulations and their impact on farming practices; animal diseases and their effects on poultry, beef, and pork consumption and prices on livestock feed demand; and crop pests and diseases.

Production and Precision Agriculture Operations

The production and precision agriculture operations rely in part on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability and/or sustainability outcomes; the rate of adoption and use by customers; availability of technological innovations; speed of research and development; effectiveness of partnerships with third parties; and the dealer channel’s ability to support and service precision technology solutions.

Small Agriculture and Turf Equipment

Factors affecting the company’s small agriculture and turf equipment operations include customer profitability; labor supply; consumer borrowing patterns; consumer purchasing preferences; housing starts and supply; infrastructure investment; spending by municipalities and golf courses; and consumable input costs.

Construction and Forestry

Factors affecting the company’s construction and forestry equipment operations include consumer spending patterns; real estate and housing prices; the number of housing starts; interest rates; commodity prices such as oil and gas; the levels of public and non-residential construction; and investment in infrastructure. Prices for pulp, paper, lumber, and structural panels affect sales of forestry equipment.

John Deere Financial

The liquidity and ongoing profitability of John Deere Capital Corporation and the company’s other financial services subsidiaries depend on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

DEERE & COMPANY

SECOND QUARTER 2022 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Six Months Ended
	May 1	May 2%		May 1	May 2%
	2022	2021	Change	2022	2021	Change
Net sales and revenues:
Production & precision ag net sales	$5,117	$4,529	+13	$8,473	$7,599	+12
Small ag & turf net sales	3,570	3,390	+5	6,201	5,904	+5
Construction & forestry net sales	3,347	3,079	+9	5,891	5,546	+6
Financial services revenues	864	892	-3	1,734	1,776	-2
Other revenues	472	168	+181	640	345	+86
Total net sales and revenues	$13,370	$12,058	+11	$22,939	$21,170	+8

Operating profit: *
Production & precision ag	$1,057	$1,007	+5	$1,353	$1,651	-18
Small ag & turf	520	648	-20	891	1,117	-20
Construction & forestry	814	489	+66	1,085	756	+44
Financial services	279	295	-5	577	553	+4
Total operating profit	2,670	2,439	+9	3,906	4,077	-4
Reconciling items **	(111)	(119)	-7	(195)	(226)	-14
Income taxes	(461)	(530)	-13	(710)	(838)	-15
Net income attributable to Deere & Company	$2,098	$1,790	+17	$3,001	$3,013

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars and shares except per share amounts) Unaudited

	2022	2021
Net Sales and Revenues
Net sales	$12,034	$10,998
Finance and interest income	796	809
Other income	540	251
Total	13,370	12,058

Costs and Expenses
Cost of sales	8,918	7,928
Research and development expenses	453	377
Selling, administrative and general expenses	932	838
Interest expense	187	268
Other operating expenses	328	335
Total	10,818	9,746

Income of Consolidated Group before Income Taxes	2,552	2,312
Provision for income taxes	461	530

Income of Consolidated Group	2,091	1,782
Equity in income of unconsolidated affiliates	6	8

Net Income	2,097	1,790
Less: Net loss attributable to noncontrolling interests	(1)
Net Income Attributable to Deere & Company	$2,098	$1,790

Per Share Data
Basic	$6.85	$5.72
Diluted	$6.81	$5.68
Dividends declared	$1.05	$.90
Dividends paid	$1.05	$.76

Average Shares Outstanding
Basic	306.2	312.8
Diluted	308.1	315.2

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Six Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars and shares except per share amounts) Unaudited

	2022	2021
Net Sales and Revenues
Net sales	$20,565	$19,049
Finance and interest income	1,595	1,644
Other income	779	477
Total	22,939	21,170

Costs and Expenses
Cost of sales	15,613	13,734
Research and development expenses	855	743
Selling, administrative and general expenses	1,713	1,607
Interest expense	417	538
Other operating expenses	638	708
Total	19,236	17,330

Income of Consolidated Group before Income Taxes	3,703	3,840
Provision for income taxes	710	838

Income of Consolidated Group	2,993	3,002
Equity in income of unconsolidated affiliates	8	12

Net Income	3,001	3,014
Less: Net income attributable to noncontrolling interests		1
Net Income Attributable to Deere & Company	$3,001	$3,013

Per Share Data
Basic	$9.78	$9.62
Diluted	$9.72	$9.55
Dividends declared	$2.10	$1.66
Dividends paid	$2.10	$1.52

Average Shares Outstanding
Basic	306.8	313.1
Diluted	308.8	315.6

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions of dollars) Unaudited

	May 1	October 31	May 2
	2022	2021	2021
Assets
Cash and cash equivalents	$3,878	$8,017	$7,182
Marketable securities	682	728	668
Trade accounts and notes receivable - net	6,258	4,208	6,158
Financing receivables - net	34,085	33,799	30,994
Financing receivables securitized - net	4,073	4,659	4,107
Other receivables	2,306	1,765	1,504
Equipment on operating leases - net	6,465	6,988	7,108
Inventories	9,030	6,781	6,042
Property and equipment - net	5,715	5,820	5,704
Goodwill	3,812	3,291	3,190
Other intangible assets - net	1,352	1,275	1,310
Retirement benefits	3,059	3,601	951
Deferred income taxes	1,104	1,037	1,724
Other assets	2,280	2,145	2,337
Total Assets	$84,099	$84,114	$78,979

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$12,413	$10,919	$9,911
Short-term securitization borrowings	4,006	4,605	4,106
Accounts payable and accrued expenses	12,679	12,348	10,682
Deferred income taxes	584	576	533
Long-term borrowings	32,447	32,888	33,346
Retirement benefits and other liabilities	2,964	4,344	5,305
Total liabilities	65,093	65,680	63,883

Redeemable noncontrolling interest	99

Stockholders’ Equity
Total Deere & Company stockholders’ equity	18,904	18,431	15,092
Noncontrolling interests	3	3	4
Total stockholders’ equity	18,907	18,434	15,096
Total Liabilities and Stockholders’ Equity	$84,099	$84,114	$78,979

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Six Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars) Unaudited

	2022	2021
Cash Flows from Operating Activities
Net income	$3,001	$3,014
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	45	(24)
Provision for depreciation and amortization	933	1,054
Impairment charges	77	50
Share-based compensation expense	44	45
Gain on remeasurement of previously held equity investment	(326)
Undistributed earnings of unconsolidated affiliates	(2)	11
Provision (credit) for deferred income taxes	37	(213)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(1,535)	(1,124)
Inventories	(2,265)	(1,193)
Accounts payable and accrued expenses	(443)	318
Accrued income taxes payable/receivable	(139)	54
Retirement benefits	(1,020)	(5)
Other	(169)	(201)
Net cash provided by (used for) operating activities	(1,762)	1,786

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	11,190	10,367
Proceeds from sales of equipment on operating leases	1,035	1,011
Cost of receivables acquired (excluding receivables related to sales)	(11,971)	(11,359)
Acquisitions of businesses, net of cash acquired	(473)	(19)
Purchases of property and equipment	(346)	(320)
Cost of equipment on operating leases acquired	(1,004)	(764)
Collateral on derivatives – net	(248)	(255)
Other	(71)	(48)
Net cash used for investing activities	(1,888)	(1,387)

Cash Flows from Financing Activities
Increase in total short-term borrowings	812	212
Proceeds from long-term borrowings	4,298	3,967
Payments of long-term borrowings	(3,625)	(3,157)
Proceeds from issuance of common stock	50	116
Repurchases of common stock	(1,226)	(1,044)
Dividends paid	(649)	(480)
Other	(46)	(55)
Net cash used for financing activities	(386)	(441)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(110)	151

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(4,146)	109
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,979	$7,281

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Interim Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	Acquisitions

On February 7, 2022, the company acquired majority ownership in Kreisel Electric Inc., a pioneer in the development of immersion-cooled battery technology. The total cash purchase price, net of cash acquired, was $276 million. Most of the consideration was allocated to Goodwill and Other intangible assets.

On February 28, 2022, the company acquired full ownership of three Deere-Hitachi joint venture factories and began new license and supply agreements with Hitachi Construction Machinery. The two companies also ended their joint venture manufacturing and marketing agreements. The total invested capital was $690 million, which consists of net cash consideration and the fair value of the previously held equity investment in the joint venture. The fair value of the previous equity investment created a non-cash gain of $326 million (pretax and after-tax), which was recorded in Other income and included in the construction and forestry segment’s operating profit. The invested capital was primarily allocated to Goodwill, Inventories, and Property and equipment.

Special Items

As a result of the events in Russia / Ukraine, the company has suspended shipments to Russia, which will reduce forecasted revenue for the region. The accounting consequences during the second quarter of 2022 were impairments of most long-lived assets, an increase in reserves of certain financial assets, and an accrual for various contractual uncertainties. No significant reserves were established on trade receivables or complete goods inventory, as the company continues to experience strong payment performance and requires prepayment of existing inventories. However, the situation is fluid, and the company continues to closely monitor all financial and operational risks. As of May 1, 2022, the company’s net exposure in Russia / Ukraine was approximately $454 million. Net sales from the company’s Russian operations represented 2 percent of consolidated annual net sales from 2017 to 2021. A summary of the reserves and impairments recorded in the second quarter of 2022 follows in millions of dollars:

	Three Months Ended May 1, 2022
	PPA	SAT	CF	FS	Total
2022 Expense:
Inventory reserve – Cost of sales	$6		$2		$8
Fixed asset impairment – Cost of sales	30		11		41
Intangible asset impairment – Cost of sales			28		28
Allowance for credit losses – Financing receivables – SA&G expenses				$26	26
Contingent liabilities – Other operating expenses	10	$1	6		17
Total Russia/Ukraine events pretax expense	$46	$1	$47	$26	$120

Net tax impact					(14)
Total Russia/Ukraine events after-tax expense					$106

Including the gain on the previously held equity investment in the Deere-Hitachi joint venture, special items increased net income for the second quarter of 2022 by $220 million.

In the first quarter of 2022, the company had a one-time payment related to the ratification of the UAW collective bargaining agreement, totaling $90 million.

During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax.

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and six months ended May 1, 2022 and May 2, 2021:

	Three Months					Six Months
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2022 Expense (benefit):
Gain on remeasurement of equity investment – Other income			$(326)		$(326)			$(326)		$(326)
Total Russia/Ukraine events pretax expense	$46	$1	47	$26	120	$46	$1	47	$26	120
UAW ratification bonus – Cost of sales						53	9	28		90
Total expense (benefit)	$46	$1	$(279)	$26	$(206)	$99	$10	$(251)	$26	$(116)

2021 Expense (benefit):
Long-lived asset impairments – Cost of sales						$5	$3	$42		$50
Brazil indirect tax – Cost of sales						(53)		(5)		(58)
Total expense (benefit)						$(48)	$3	$37		$(8)

Period over period change	$46	$1	$(279)	$26	$(206)	$147	$7	$(288)	$26	$(108)

(2)	Prior to fiscal year 2021, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. The reporting lag was eliminated resulting in one additional month of Wirtgen activity in both the first quarter and year-to-date period of 2021. The effect was an increase to Net sales of $270 million, which the company considers immaterial to construction and forestry’s annual net sales.

(3)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(4)	The consolidated financial statements represent the consolidation of all of Deere & Company’s subsidiaries. The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements. In the supplemental consolidating data in Note 5 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services,” which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(5) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENTS OF INCOME

For the Three Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$12,034	$10,998					$12,034	$10,998
Finance and interest income	36	29	$847	$853	$(87)	$(73)	796	809	[1]
Other income	584	228	104	101	(148)	(78)	540	251	[2]
Total	12,654	11,255	951	954	(235)	(151)	13,370	12,058

Costs and Expenses
Cost of sales	8,919	7,929			(1)	(1)	8,918	7,928	[3]
Research and development expenses	453	377					453	377
Selling, administrative and general expenses	753	734	181	107	(2)	(3)	932	838	[3]
Interest expense	97	100	112	181	(22)	(13)	187	268	[4]
Interest compensation to Financial Services	62	60			(62)	(60)			[4]
Other operating expenses	99	40	377	369	(148)	(74)	328	335	[5]
Total	10,383	9,240	670	657	(235)	(151)	10,818	9,746

Income before Income Taxes	2,271	2,015	281	297			2,552	2,312
Provision for income taxes	387	454	74	76			461	530

Income after Income Taxes	1,884	1,561	207	221			2,091	1,782
Equity in income of unconsolidated affiliates	5	7	1	1			6	8

Net Income	1,889	1,568	208	222			2,097	1,790
Less: Net loss attributable to noncontrolling interests	(1)						(1)
Net Income Attributable to Deere & Company	$1,890	$1,568	$208	$222			$2,098	$1,790

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of intercompany service fees.

4 Elimination of Equipment Operations’ interest expense to Financial Services.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF INCOME

For the Six Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$20,565	$19,049					$20,565	$19,049
Finance and interest income	70	62	$1,675	$1,716	$(150)	$(134)	1,595	1,644	[1]
Other income	801	447	192	172	(214)	(142)	779	477	[2]
Total	21,436	19,558	1,867	1,888	(364)	(276)	22,939	21,170

Costs and Expenses
Cost of sales	15,614	13,735			(1)	(1)	15,613	13,734	[3]
Research and development expenses	855	743					855	743
Selling, administrative and general expenses	1,410	1,387	307	224	(4)	(4)	1,713	1,607	[3]
Interest expense	188	195	270	369	(41)	(26)	417	538	[4]
Interest compensation to Financial Services	106	108			(106)	(108)			[4]
Other operating expenses	138	107	712	738	(212)	(137)	638	708	[5]
Total	18,311	16,275	1,289	1,331	(364)	(276)	19,236	17,330

Income before Income Taxes	3,125	3,283	578	557			3,703	3,840
Provision for income taxes	568	706	142	132			710	838

Income after Income Taxes	2,557	2,577	436	425			2,993	3,002
Equity in income of unconsolidated affiliates	5	10	3	2			8	12

Net Income	2,562	2,587	439	427			3,001	3,014
Less: Net income attributable to noncontrolling interests		1						1
Net Income Attributable to Deere & Company	$2,562	$2,586	$439	$427			$3,001	$3,013

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of intercompany service fees.

4 Elimination of Equipment Operations’ interest expense to Financial Services.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

(In millions of dollars) Unaudited

	EQUIPMENT			FINANCIAL
	OPERATIONS			SERVICES			ELIMINATIONS			CONSOLIDATED
	May 1	Oct 31	May 2	May 1	Oct 31	May 2	May 1	Oct 31	May 2	May 1	Oct 31	May 2
	2022	2021	2021	2022	2021	2021	2022	2021	2021	2022	2021	2021
Assets
Cash and cash equivalents	$3,167	$7,188	$6,282	$711	$829	$900				$3,878	$8,017	$7,182
Marketable securities	2	3	5	680	725	663				682	728	668
Receivables from Financial Services	5,669	5,564	5,955				$(5,669)	$(5,564)	$(5,955)				[6]
Trade accounts and notes receivable - net	1,358	1,155	1,225	6,079	3,895	6,222	(1,179)	(842)	(1,289)	6,258	4,208	6,158	[7]
Financing receivables - net	49	73	99	34,036	33,726	30,895				34,085	33,799	30,994
Financing receivables securitized - net	6	10	15	4,067	4,649	4,092				4,073	4,659	4,107
Other receivables	1,944	1,629	1,369	405	159	162	(43)	(23)	(27)	2,306	1,765	1,504	[7]
Equipment on operating leases - net				6,465	6,988	7,108				6,465	6,988	7,108
Inventories	9,030	6,781	6,042							9,030	6,781	6,042
Property and equipment - net	5,678	5,783	5,667	37	37	37				5,715	5,820	5,704
Goodwill	3,812	3,291	3,190							3,812	3,291	3,190
Other intangible assets - net	1,352	1,275	1,310							1,352	1,275	1,310
Retirement benefits	2,996	3,539	947	65	64	61	(2)	(2)	(57)	3,059	3,601	951	[8]
Deferred income taxes	1,247	1,215	1,926	49	53	53	(192)	(231)	(255)	1,104	1,037	1,724	[9]
Other assets	1,767	1,646	1,683	516	499	656	(3)		(2)	2,280	2,145	2,337
Total Assets	$38,077	$39,152	$35,715	$53,110	$51,624	$50,849	$(7,088)	$(6,662)	$(7,585)	$84,099	$84,114	$78,979

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,554	$1,509	$352	$10,859	$9,410	$9,559				$12,413	$10,919	$9,911
Short-term securitization borrowings	5	10	14	4,001	4,595	4,092				4,006	4,605	4,106
Payables to Equipment Operations				5,669	5,564	5,955	$(5,669)	$(5,564)	$(5,955)				[6]
Accounts payable and accrued expenses	11,370	11,198	10,074	2,534	2,015	1,926	(1,225)	(865)	(1,318)	12,679	12,348	10,682	[7]
Deferred income taxes	454	438	390	322	369	398	(192)	(231)	(255)	584	576	533	[9]
Long-term borrowings	8,556	8,915	10,124	23,891	23,973	23,222				32,447	32,888	33,346
Retirement benefits and other liabilities	2,855	4,239	5,253	111	107	109	(2)	(2)	(57)	2,964	4,344	5,305	[8]
Total liabilities	24,794	26,309	26,207	47,387	46,033	45,261	(7,088)	(6,662)	(7,585)	65,093	65,680	63,883

Redeemable noncontrolling interest	99									99

Stockholders’ Equity
Total Deere & Company stockholders’ equity	18,904	18,431	15,092	5,723	5,591	5,588	(5,723)	(5,591)	(5,588)	18,904	18,431	15,092	[10]
Noncontrolling interests	3	3	4							3	3	4
Financial Services equity	(5,723)	(5,591)	(5,588)				5,723	5,591	5,588				[10]
Adjusted total stockholders' equity	13,184	12,843	9,508	5,723	5,591	5,588				18,907	18,434	15,096
Total Liabilities and Stockholders’ Equity	$38,077	$39,152	$35,715	$53,110	$51,624	$50,849	$(7,088)	$(6,662)	$(7,585)	$84,099	$84,114	$78,979

6 Elimination of receivables / payables between Equipment Operations and Financial Services.

7 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

8 Reclassification of net pension assets / liabilities.

9 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

10 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Six Months Ended May 1, 2022 and May 2, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Cash Flows from Operating Activities
Net income	$2,562	$2,587	$439	$427			$3,001	$3,014
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	1	2	44	(26)			45	(24)
Provision for depreciation and amortization	518	543	530	581	$(115)	$(70)	933	1,054	[11]
Impairment charges	77	50					77	50
Share-based compensation expense					44	45	44	45	[12]
Gain on remeasurement of previously held equity investment	(326)						(326)
Undistributed earnings of unconsolidated affiliates	233	158	(3)	(2)	(232)	(145)	(2)	11	[13]
Provision (credit) for deferred income taxes	75	(170)	(38)	(43)			37	(213)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(215)	(170)			(1,320)	(954)	(1,535)	(1,124)	[14,16,17]
Inventories	(2,201)	(926)			(64)	(267)	(2,265)	(1,193)	[15]
Accounts payable and accrued expenses	(99)	527	(7)	(1)	(337)	(208)	(443)	318	[16]
Accrued income taxes payable/receivable	(144)	77	5	(23)			(139)	54
Retirement benefits	(1,024)	(8)	4	3			(1,020)	(5)
Other	(103)	(163)	(114)	32	48	(70)	(169)	(201)	[11,12,15]
Net cash provided by (used for) operating activities	(646)	2,507	860	948	(1,976)	(1,669)	(1,762)	1,786

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			12,004	11,187	(814)	(820)	11,190	10,367	[14]
Proceeds from sales of equipment on operating leases			1,035	1,011			1,035	1,011
Cost of receivables acquired (excluding receivables related to sales)			(12,260)	(12,080)	289	721	(11,971)	(11,359)	[14]
Acquisitions of businesses, net of cash acquired	(473)	(19)					(473)	(19)
Purchases of property and equipment	(345)	(319)	(1)	(1)			(346)	(320)
Cost of equipment on operating leases acquired			(1,090)	(1,125)	86	361	(1,004)	(764)	[15]
Increase in trade and wholesale receivables			(2,159)	(1,246)	2,159	1,246			[14]
Collateral on derivatives – net	6	(1)	(254)	(254)			(248)	(255)
Other	(46)	(36)	(49)	(36)	24	24	(71)	(48)	[13,17]
Net cash used for investing activities	(858)	(375)	(2,774)	(2,544)	1,744	1,532	(1,888)	(1,387)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	128	(84)	684	296			812	212
Change in intercompany receivables/payables	(424)	(562)	424	562
Proceeds from long-term borrowings	55		4,243	3,967			4,298	3,967
Payments of long-term borrowings	(308)	(30)	(3,317)	(3,127)			(3,625)	(3,157)
Proceeds from issuance of common stock	50	116					50	116
Repurchases of common stock	(1,226)	(1,044)					(1,226)	(1,044)
Dividends paid	(649)	(480)	(232)	(145)	232	145	(649)	(480)	[13]
Other	(27)	(34)	(19)	(13)		(8)	(46)	(55)	[13]
Net cash provided by (used for) financing activities	(2,401)	(2,118)	1,783	1,540	232	137	(386)	(441)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(113)	124	3	27			(110)	151

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(4,018)	138	(128)	(29)			(4,146)	109
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,200	6,156	925	1,016			8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,182	$6,294	$797	$987			$3,979	$7,281

11 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

12 Reclassification of share-based compensation expense.

13 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations net cash provided by operating activities, and capital investments in Financial Services from the Equipment Operations.

14 Primarily reclassification of receivables related to the sale of equipment.

15 Reclassification of direct lease agreements with retail customers.

16 Reclassification of sales incentive accruals on receivables sold to Financial Services.

17 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.